SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 23, 2004

IMPAC Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50082	94-3109238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Evelyn Avenue, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 623-8800

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

On September 28, 2004, the Audit Committee of the Board of Directors (the “Audit Committee”) of IMPAC Medical Systems, Inc. (the “Company”) engaged Burr, Pilger & Mayer LLP (“BPM”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2004. During the years ended September 30, 2003 and 2002 and the subsequent period through September 28, 2004, the Company did not consult with BPM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

In its Form 8-K report dated June 4, 2004, the Company reported the dismissal of its previous independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”).

On September 26, 2004, the Audit Committee re-engaged PwC to audit the revisions the Company has determined are necessary to its previously issued financial statements for the fiscal years ended September 30, 2003, 2002 and 2001, as described in Item 4.02 of this Form 8-K, and to reissue the report thereon.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 23, 2004 after consultation with the Office of the Chief Accountant of the Securities and Exchange Commission and PwC, the Company’s former independent public registered accounting firm, senior management of the Company determined that it will be required under generally accepted accounting principles (GAAP) to restate its financial statements for the fiscal years ended September 30, 2001 through 2003 filed in April 2004 and its quarterly financial statements for the first and second quarters of the fiscal year ending September 30, 2004. Accordingly, the previously issued financial statements for the above periods should no longer be relied upon.

The Company expects to complete the restatements with respect to the fiscal year periods from 2001 to 2003 and make the required Form 10-K/A filing during the week of October 17, 2004. The Company currently expects to file its restated Forms 10-Q/A for the first and second quarters of fiscal 2004 and to file its fiscal 2004 third quarter Form 10-Q by December 3, 2004 once the financial restatement is complete and the new auditors have completed their review of the fiscal 2004 quarterly results. However, no assurance can be given that these filings will be made at those times.

The facts underlying the conclusion to restate the restated financial statements and the expected impact on the previously filed financial statements are set forth in the Company’s press release dated September 29, 2004, which is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein.

The Company’s management and the Chair of the Audit Committee have discussed the matters disclosed in this filing with PwC and BPM.

Item 8.01. Other Events.

On September 29, 2004, the Company issued a press release announcing the appointment of a new independent auditor and that it has determined that it will be required to restate its restated financial statements for the fiscal years ended September 30, 2001 through 2003 filed in April 2004 and its quarterly financial statements for the first and second quarters of the fiscal year ending September 30, 2004. A copy of the press release is attached as Exhibit 99.1.

The Company also announced that it intends to file its quarterly report for the quarter ended June 30, 2004 by December 3, 2004 once it has completed the restatement discussed above and BPM has completed its review of the financial results for the quarter ended June 30, 2004. However, no assurance can be given that it will be filed at that time.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	IMPAC Medical Systems, Inc. Press Release dated September 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ KENDRA A. BORREGO
Kendra A. Borrego Chief Financial Officer

Date: September 29, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	IMPAC Medical Systems, Inc. Press Release dated September 29, 2004.